                                                                 Exhibit i(2)

                                Consent of Sutherland Asbill & Brennan LLP

We consent to the reference to our firm under the heading "Counsel and Independent Accountants" in the Statement of Additional Information included in Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A for Sage Life Investment Trust (File No. 333-45293). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


Washington, D.C.
April 26, 1999
                                              Sutherland Asbill & Brennan LLP




By: /s/Kimberly J. Smith
      Kimberly J. Smith